UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2014 (October 1, 2014)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 2nd Street, Suite 100

San Francisco, CA 94107

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

605 Market Street, Suite 600

San Francisco, California 94105

(Previous Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “Agreement”) by and among the Company, Eleqt Ltd., an entity organized under laws of the England and Wales (“Eleqt”), and the shareholders of Eleqt (the “Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of Eleqt’s outstanding capital stock (the “Transaction”), in exchange for 31,000,000 unregistered shares of the Company’s common stock (“Common Stock”).

The Company also agreed to pay the Sellers an earn-out payment of shares of Common Stock (“Earn-Out Shares”), commencing on October 1, 2015. The amount of shares to be distributed is based on Eleqt’s subsidiary achievement of various financial and operating metrics including revenue growth, gross profit margin improvement, membership growth amount and member spend growth. In the event Eleqt achieves all or a portion of these targets for the twelve months ended October 1, 2015 (the “Earn-Out Period”), the Company will issue to the Sellers up to a maximum of 3,633,333 Earn-Out Shares.

The Transaction and the Agreement were approved by the Company’s board of directors and the board of directors and the shareholders of Eleqt. The Agreement contains customary representations, warranties, and covenants by each of the parties.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Common Stock pursuant to the Agreement is incorporated herein by reference. The Transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended the (“Securities Act”) afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and/or Regulation S promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Ruud M. Smeets was appointed President and as a member of the Company’s board of directors. Mr. Smeets, 43, is the co-founder of Eleqt. As President, Mr. Smeets is responsible for the growth of the social networks which form the core of the Group’s activities and which include the Company’s flagship networks EFactor.com and Eleqt.com.

From 2008 to 2014, Mr. Smeets served as chief executive officer of Eleqt. During that period, Eleqt grew into a global exclusive social lifestyle network with members from over 200+ countries and operations in 15 metropolitan areas around the world. Eleqt is the social network of choice of the Quintessentially Group, a leading concierge service with offices in over 60+ countries around the world.

Mr. Smeets also launched www.telegraaf.nl, the largest Dutch news website, introduced digital business directory Scoot in the United Kingdom and Europe, co-founded and served as general partner and director of Newconomy, a technology and media venture capital firm, established and led KPMG’s Information, Communication and Entertainment advisory services business segment, introduced Yahoo! in the Netherlands and served as general manager for Yahoo! Search Europe. Mr. Smeets also co-founded and served as chief executive officer of Mediamall, the Netherlands’ first interactive television company. Mr. Smeets holds a Master’s degree in Business Administration and Economics from the University of Maastricht and was awarded the Milia d’ Or, the Grand Jury Prize for Best Online Reference Site.

There are no family relationships between Mr. Smeets and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Smeets that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 6, 2014, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required by this Item 9.01 not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

 The Company will file the pro forma financial information required by this Item 9.01 not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

	(d)	Exhibits.

Exhibit No.		Description

10.1*		Exchange Agreement, dated as of October 1, 2014, by and among the Company, Eleqt Ltd. and the Shareholders of Eleqt Ltd.

99.1		Press release dated October 6, 2014.

*	Schedules, exhibits, and similar supporting attachments or agreements to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2014

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: Chief Executive Officer